UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
August 7, 2013

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE
This Amendment to Form 8-K amends and restates in its entirety the Current Report on Form 8-K of the registrant filed with the Securities and Exchange Commission on August 8, 2013 (the “Original Filing”), and is being filed for the purpose of clarifying certain of the terms summarized in the description included in Item 1.01 of the Original Filing.

Item 1.01.	Entry into a Material Definitive Agreement.
On August 7, 2013, Invacare Corporation, an Ohio corporation (the “Company”), completed the sale (the "Transaction") of all the issued and outstanding capital stock of its wholly-owned subsidiary, Champion Manufacturing Inc. (“Champion”), pursuant to a Share Purchase Agreement (the “Purchase Agreement”) among the Company, Champion and Champion Equity Holdings, LLC (the “Purchaser”).
Upon the closing of the Transaction, the price paid to the Company was $45,000,000 in cash, subject to certain post-closing adjustments required by the Purchase Agreement. The Company estimates net proceeds from the Transaction are approximately $43,000,000, net of taxes and expenses.
The Purchase Agreement contains customary indemnification obligations of each party with respect to breaches of their respective representations, warranties and covenants, and certain other specified matters, which are subject to certain exceptions, terms and limitations described further in the Purchase Agreement.
The parties to the Transaction have made customary representations and warranties, and covenants. The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of such agreement and were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures, may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses, and should be read in conjunction with the disclosures in the Company's periodic reports and other filings with the Securities and Exchange Commission.
At the closing of the Transaction, the parties entered into a contract manufacturing agreement pursuant to which Champion provides certain manufacturing services on a transitional basis to the Company following the Transaction. In addition, under the Purchase Agreement, the Company agreed, for a period of five years, to certain non-competition and non-solicitation obligations with respect to Champion and its customers and employees. The Purchase Agreement clarifies that it is not intended to restrict the Company's businesses other than with respect to the sale of certain medical recliners as specifically described in the Purchase Agreement.
Neither the Company nor any of its affiliates have had a material relationship with the Purchaser, other than in respect of the Purchase Agreement.
A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference. The foregoing description of the Purchase Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

Item 7.01.	Regulation FD Disclosure.
A press release announcing the Transaction was issued by the Company on August 7, 2013. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit Number	Description
2.1
Share Purchase Agreement among Champion Equity Holdings, LLC, Invacare Corporation and Champion Manufacturing Inc., dated August 7, 2013. (Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the Securities and Exchange Commission upon request any omitted schedule or exhibit to the agreement.)

99.1	Press release, dated August 7, 2013

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: August 9, 2013	By:	/s/ Robert K. Gudbranson
Robert K. Gudbranson
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
2.1
Share Purchase Agreement among Champion Equity Holdings, LLC, Invacare Corporation and Champion Manufacturing Inc., dated August 7, 2013. (Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the Securities and Exchange Commission upon request any omitted schedule or exhibit to the agreement.)

99.1	Press release, dated August 7, 2013